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                                                                   Exhibit 10.19

     AGREEMENT dated March 1, 2000 by and between Joseph A. Bank Mfg. Co., Inc. (hereinafter referred to as the "Employer") and the BALTIMORE REGIONAL JOINT BOARD, UNITE, an unincorporated association (hereinafter collectively referred to as the "Union"), for and in behalf of itself and the employees now employed, or hereafter to be employed by the Employer at its Hampstead, Maryland, Distribution Center and National Tailoring Service branch.

     In consideration of the mutual covenants, promises and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

COVERAGE:

     A. The term "Employees" as used in this Agreement shall include all employees of the Employer's Hampstead, Maryland, Distribution Center and Hampstead Maryland, National Tailoring Service branch, except executive, administrative, office clericals, supervisors and guards as defined in the National Labor Relations Act. This collective bargaining agreement is gender neutral, and wherever the pronouns "he" or "his" are used in the interests of brevity, they are intended to mean female employees as well.

                                  ARTICLE II

UNION RECOGNITION:

     A. The Employer recognizes the Union as the exclusive collective bargaining agent for the employees in the bargaining unit described above with reference to wages, hours and working conditions.
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     B.   The Employer shall recognize and deal with such representatives of the employees as the Union may elect or appoint and shall permit such representatives elected or appointed by the Union to visit its Hampstead Distribution Center and Hampstead NTS at any time during working hours in accordance with existing rules.

     C. The Employer agrees to make available to the Union such payroll and production records as the Union may reasonably require as the collective bargaining agent and/or contracting party hereunder.

                                  ARTICLE III

UNION SECURITY:

     A. In the manner and to the extent permitted by law, membership in the Union on completion of the trial period of each employee or on and after the 30th day following execution of this Agreement, whichever is later, shall be required as a condition of continued employment of each employee. In the event that the trial period is less than thirty (30) days, membership in the Union shall not be required until thirty (30) days after date of employment. All employees who are now members or hereafter become members of the Union shall, as a condition of continued employment, remain members in good standing during the term of this Agreement.

     B. Trial Period: Hampstead Distribution Center and Hampstead NTS; All new experienced employees shall have a trial period of two (2) weeks. All new inexperienced employees shall have a trial period of ninety (90) days.

     It is agreed that the Employer shall pay to an employee who has completed his probationary period indicated in the collective bargaining agreement at least twenty-five (25) cents an hour above the then existing Federal or State minimum wage whichever is

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higher. This provision is not to substitute for or supersede higher straight-
time hourly rates and incentive base rates, if any exist.

                                  ARTICLE IV

WAGES:

     1. Effective March 1, 2000, the Employer shall grant a wage increase of 30cents per hour to all employees in the bargaining unit.

     2. Effective March 1, 2001, the Employer shall grant a wage increase of 30cents per hour to all employees in the bargaining unit.

     3. Effective March 1, 2002, the Employer shall grant a wage increase of 30cents per hour to all employees in the bargaining unit.

     4. If an employee is temporarily transferred from one job to another at the request of the Employer, he shall, while working on the job to which he has been transferred, be paid (a) if an hourly paid employee, his regular hourly straight-time rate of pay prevailing at the time of the transfer or the hourly straight-time rate of the job to which he is transferred, whichever shall be higher; or (b) if an incentive paid employee, his regular straight time hourly incentive rate* or the hourly straight-time base rate for the job to which he is transferred, whichever shall be higher.

                                   ARTICLE V

REPORTING PAY:

     Employees who report for work at their regular starting time, or at such hour designated by the Employer, shall be paid their regular straight-time hourly incentive

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rate, or regular, whichever is applicable, straight-time hourly rate of pay for all work performed between the hour they report for work and the hour that they are dismissed, but in no event shall they be paid less than six (6) hours, or four (4) hours on Saturday. This clause shall not apply in the event of power failure, fire, or other cause over which the Employer has no control. In the case of the first five (5) hours of call in pay, failure of other employees to report for work shall be considered cause over which the Employer has no control only if an emergency arises which it could not foresee and it had taken adequate steps to train and provide relief workers. Excessive absenteeism shall relieve the Employer of the obligation to pay the sixth hour of call in pay.

                                  ARTICLE VI

HOURS OF WORK:

     1. Regular Work Week: The regular hours of work for all employees may be eight (8) hours in any one day, from Monday to Friday inclusive. The time when work shall begin and end each day shall be agreed upon by the Employer and the Union.

     2. Overtime: Time and one-half shall be paid for all work outside the regular daily hours. As long as the regular work week shall be from Monday to Friday inclusive, time and one-half shall be paid for all work performed on Saturdays and double time for work performed on Sunday irrespective of the number of hours worked during the week.

     In the event the Employer deems it necessary for business reasons to institute a multi-shift operation during the regular work week Monday through Friday, inclusive, it


________________________________________________________________________________
* An incentive employee's regular straight-time hourly incentive rate is the employee's average straight-time hourly earnings for the first thirteen (13) weeks of the calendar year, effective July 4 of each year.

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will give the Union no less than thirty (30) days notice of such intention, and the parties shall meet promptly for the purpose of negotiating a shift premium(s).

     3. In the event the Employer deems it necessary for business reasons to adopt a seven day operation, Saturday and/or Sunday will become part of a regular five day work week for those employees scheduled regularly to work either or both of those days and Saturday and Sunday premium pay will not be applicable to those employees so scheduled.

     It is further understood, however, that premium pay of time and one-half for Saturday work and double time for Sunday work, whichever is appropriate, will continue to be applicable to those employees for whom Saturday or Sunday work constitutes a sixth or seventh consecutive work day.

     4. No work shall be performed on a designated holiday except by mutual agreement of the parties, and, if agreed upon, at double time. Overtime pay for work on a designated holiday shall be in addition to holiday pay to which the employee is entitled pursuant to the provisions hereinafter set forth in HOLIDAYS, Article IX, Sections B1 or B2, whichever is applicable.

     5. Notice of Overtime: The Employer agrees to give reasonable notice to the employees and the appropriate union shop committee representative when overtime is to be worked.

                                  ARTICLE VII

EQUIPMENT BREAKDOWN TIME AND WAITING TIME:

      An employee paid on an incentive basis who is required to wait for work due to equipment breakdown beyond his control shall be compensated at his straight-time

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hourly incentive rate for all such waiting time in excess of fifteen (15)
minutes per day. An employee paid on an incentive basis who is required to wait for work due to cause beyond his control other than for equipment breakdown shall be compensated at his straight-time hourly incentive rate for all such waiting time in excess of thirty (30) minutes per day. However, in no event will the combined unpaid equipment down time and waiting time exceed thirty minutes per day. Any employee who finds it necessary to wait for work shall, on each separate occasion, notify his immediate supervisor both at the beginning and end of such waiting period. Payment for waiting time shall cover only such time as follows such notification. The Employer may transfer such employees to other equipment during equipment down time, in the same department or to another department if the employee is qualified to perform the required work, and the employee will be paid his straight-time hourly incentive rate.

                                  ARTICLE VIII

VACATIONS:

I.   Hampstead Distribution Center
     -----------------------------

     A. Vacation Period. It is mutually agreed that there shall be the following vacation periods for the Hampstead Distribution Center employees entitled to vacation pay as hereinafter provided.

          1. Unless changed by mutual agreement between the Employer and the Union, the Summer Vacation Period shall be June 1 through August 31. There shall be no shut down of Distribution Center operations for the purpose of observing summer

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vacations. Summer Vacations shall be scheduled individually with due regard to seniority and subject to the approval of the Employer based upon business needs.

          2. The Christmas Vacation Period shall be between Christmas Day and New Year's Day of each year.

          3. Fourth Week of Vacation: Any Hampstead Distribution employee with 20 years, or more, of employment, with the Employer is entitled to a fourth
(4th) week of paid vacation to be taken during the ensuing twelve (12) month period following the date that the employee reaches 20 or more years of employment. The schedule of vacations shall be fixed by mutual agreement with the Union in accordance with the needs of business. Individual employees may bid for an available week in order of seniority or such other rotational system as mutually agreed to with the Union. If mutually agreed to with the Union, an employee may elect to work during the employee's week of vacation at straight time in addition to vacation pay. The amount of time off and pay shall be the same as the preceding Winter Vacation.

          4. In the event that a paid holiday falls within the employee's vacation, Hampstead Distribution Center employees entitled to holiday pay shall be entitled to such holiday pay in addition to vacation pay hereinafter provided.

     B. Eligibility and Pay for Hampstead Distribution Center Employees Employed Prior to October 1, 1985:

          1.   For the Summer Vacation:

          (a) All employees who have been on the payroll of the Employer for at least six (6) months prior to the commencement of the Summer Vacation period and,

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except as hereinafter provided, who are on such payroll at the commencement of the Summer Vacation Period are eligible for a paid vacation.

          (b) The amount of each employee's vacation pay for Summer Vacation shall be determined in the manner set forth in this subparagraph. If the employee has been on the payroll of the Employer:

               (i) Six (6) months but less than nine (9) months, he shall receive one-half of one week's pay,

               (ii) Nine (9) months but less than one (1) year, he shall receive three-fourths of one week's pay,

               (iii) One year or more, he shall receive two (2) week's pay.

          (c)  (i)   First Week:  One week's pay shall be forty (40) times the
employee's regular straight-time hourly incentive rate if an incentive paid employee scheduled to work forty (40) hours per week, or forty (40) times the employee's straight-time hourly rate if so compensated. The full amount of the wage increases scheduled to be paid on March 1, 2001 and March 1, 2002 shall be included as applicable.

               (ii) Second Week: An eligible employee who has worked not less than 1000 hours in the 12 months beginning June 1st in the previous calendar year and ending May 31st in the current vacation year shall receive for his second week's vacation pay the same amount as the employee's vacation pay for the first week.

          (d) For those eligible Hampstead Distribution Center employees regularly scheduled to work less than eight (8) hours daily, one week's vacation pay shall consist of their regular straight-time hourly incentive rate or regular straight-time hourly rate of pay, whichever is applicable, times the average weekly hours they were scheduled

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to work during the twelve (12) months beginning June 1/st/ in the previous calendar year and ending May 31/st/ in the current vacation year.

          (e) For those eligible employees who worked less than 1000 hours during the entire aforesaid twelve (12) months period, the second week's vacation pay shall be two and one-half percent (2 1/2%) of the employee's straight-time earnings for up to forty (40) hours per week in the twelve (12) months beginning June 1st in the previous calendar year and ending May 31st in the current vacation year.

     2.   For the Christmas Vacation Period:

          (a) All Hampstead Distribution Center employees who have been on the payroll of the Employer one year or more prior to December 1st and, except as hereinafter provided, who are on such payroll at the commencement of the Christmas Vacation Period are eligible for a paid Christmas vacation.

          (b) The amount of each employee's vacation pay for the Christmas Vacation Period shall be determined in the manner set forth in the following subparagraphs;

                 (i) An employee who has worked not less than 1000 hours in the entire aforesaid twelve (12) months period, shall receive 40 times his regular straight time hourly incentive rate or forty (40) times his straight-time hourly rate, whichever is applicable, adjusted by three-quarters of the wage increases scheduled to be paid pursuant to Article IV hereof, as applicable.

                 (ii) An employee who worked less than 1000 hours in the entire aforesaid twelve (12) months period shall receive one week's vacation for up to forty (40) hours calculated on the basis of two and one-half percent (2 1/2%) of his straight time

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earnings in the twelve (12) months beginning December 1st in the previous calendar year and ending November 30th in the current vacation year.

     C. Eligibility for Hampstead Distribution Center Employees Employed After October 1, 1985:

     Each employee hired by the Employer on or after October 1, 1985 shall receive vacation pay in accordance with the following requirements:

               (i) On completion of 1 year of service, 1 week vacation at the next ensuing regularly scheduled vacation period (either winter or summer, whichever comes first).

               (ii) On completion of 2 years of service, 2 weeks of summer vacation except that an employee who first becomes eligible for two weeks of vacation prior to the winter vacation shall receive one week of winter vacation and one week of summer vacation.

               (iii) On completion of 3 years of service, 2 weeks of summer vacation and 1 week of winter vacation.

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II.  Hampstead National Tailoring Service Employees
     ----------------------------------------------

     A.  Vacation Period

         It is mutually agreed that there shall be the following vacation periods for Hampstead National Tailoring Service employees entitled to vacation pay as hereinafter provided.

         1. The Summer Vacation Period shall be July 15 through September 15 of each calendar year.

         2. The Winter Vacation Period shall be January 15 through March 15 of each calendar year.

         3. If mutually agreed to with the Union, an employee may elect to work during the employee's vacation week at his/her straight-time hourly rate in addition to vacation pay. The amount of time off and pay shall be the same as that to which the employee was entitled during the immediately preceding vacation period.

     B.  Eligibility and Pay for Hampstead National Tailoring Service Employees

         1. Hampstead NTS employees shall be entitled to receive paid vacations in accordance with the following schedule:

     Length of Service                            Vacation Entitlement
     -----------------                            --------------------
   a) One (1) year but less than two (2)        One (1) week's vacation with pay

   b) Two (2) years but less than three (3)     Two (2) weeks' vacation with pay

   c) Three (3) years but less than twenty (20) Three (3) weeks vacation with pay

   d) Twenty (20) years or more                 Four (4) weeks of vacation with pay

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

     e) One (1) week's vacation pay for eligible employees who worked not less than 1000 hours in the 12 months preceding their vacation shall consist of forty
(40) times the employee's then current regular straight-time hourly rate of pay.

     f)   For eligible employees who worked less than 1000 hours in the twelve
(12) month period preceding their vacation, one (1) week's vacation pay shall be two and one half percent (2 1/2%) of their straight time earnings in the preceding twelve (12) months.

     g) Employees entitled to more than one (1) week's vacation with pay may schedule up to two (2) weeks during either of the Winter or Summer vacation periods.

     h) All scheduled vacations are subject to approval of the Employer based upon business needs.

     i) Where a dispute arises between two (2) or more employees seeking to schedule the same vacation period, preference shall be determined by order of seniority.

III.  General Vacation Conditions:

               1. In the event a paid holiday falls within an employee's vacation, if the employee is entitled to holiday pay, he shall receive such holiday pay in addition to vacation pay.

               2. An employee otherwise eligible for a paid vacation shall not be deemed ineligible because of the fact that he is temporarily laid off or ill at the commencement of the vacation period. The Arbitrator is expressly empowered to determine, in accordance with the arbitration procedure provided in this Agreement, whether an employee discharged prior to the commencement of a vacation period but otherwise eligible for a paid vacation, shall be entitled to vacation pay.

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          3.   An employee who has been in the employ of the Employer a
sufficient length of time to have earned a paid vacation as herein set forth but whose employment has been terminated because of termination of business shall be entitled to vacation pay pro-rated as of the date of termination of employment.

          4. Vacation pay as hereinabove provided shall be paid on the pay day immediately preceding the applicable vacation period.

          5. Where an employee has been permanently and formally scheduled to work less than the regular work week for his operation the work eligibility and vacation pay for such employee shall be adjusted pro-rata.

          6.   Retired and Permanently Disabled Employees:

Employees who, during any vacation year, retire or receive Federal Old Age Social Security Retirement Benefits, or become totally and permanently disabled so as to become eligible for and subsequently receive disability insurance benefits pursuant to the Social Security Act, as amended, shall receive pro-rata vacation pay for any untaken vacation for which they were eligible. The vacation pay herein provided shall be paid upon presentation to the Employer of proof of retirement or the Certificate of Award issued by the Social Security Administration, as appropriate.

          7.   Anything to the contrary notwithstanding contained in this
Article VIII, the Union shall have the right to present to the Employer the question of vacation pay for the Christmas vacation period on behalf of a Hampstead Distribution Center employee who does not qualify for same because he was employed after December 1st but prior to Christmas Day during the previous calendar year. If agreement between the

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Union and the Employer is not reached the Arbitrator is expressly empowered to settle said matter.

          8. For the purpose of Sections I. B and C and II. A, above, an employee who has completed a probationary period with a prior employer in contractual relationship with the Union and who has been unemployed because of layoff or plant closing and is reemployed in the same local market within one year of loss of employment shall receive credit for each year of employment with the prior employer.

          9. Employees entitled to a fourth (4/th/) week of vacation may take that week one (1) day at a time subject to:

          (a) Mutual agreement between the employee and his supervisor on the vacation day to be taken. The Company's agreement will not be unreasonably withheld.

          (b) Where more than one (1) employee seeks to take the same vacation day off, the Company shall have the right to limit the number of employees permitted off in order not to interfere with the production process.

          (c) Where more than one employee seeks the same vacation day off and production requirements will not so permit, the choice shall be made by seniority.

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                                  ARTICLE IX

HOLIDAYS:

     A.   1.   All employees shall be entitled to the following eleven (11)
holidays with pay subject to paragraph E:

     New Years Day; National Observance of Martin Luther King, Jr.'s Birthday; Good Friday; Easter Monday; Memorial Day; Independence Day; Labor Day; Thanksgiving Day; Friday After Thanksgiving Day; Last Weekday Prior to the Commencement of Christmas Vacation; Christmas Day.

     The Employer and the Union may substitute two other holidays for those listed above, by mutual agreement.
Should any of the above holidays fall on Sunday, the day celebrated as such shall be considered the holiday.

          2. All such holidays shall be paid for irrespective of the day of the week on which the holiday falls.

          3. In the event of back-to-back paid holidays, if a worker is absent without reasonable excuse, either the day before or the day after the paid holiday, he shall lose only one holiday's pay.

     B.   The pay for each holiday shall be:

          1. For Hampstead Distribution Center employees regularly scheduled to work forty (40) or more hours per week, eight times their regular straight-time hourly incentive rate or regular straight-time hourly rate of pay, whichever is applicable. For those Hampstead Distribution Center employees regularly scheduled to work less than eight (8) hours daily, their regular straight-time hourly incentive rate or regular straight

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time hourly rate of pay, whichever is applicable, times the daily hours they are regularly scheduled to work.

          2. For Hampstead NTS employees eight (8) times the employee's then current straight-time hourly rate of pay.

     C. Any employee who, without reasonable excuse, is absent from work or who does not work all his scheduled hours on the work day before or the work day after a holiday shall not be entitled to holiday pay. Reasonable excuse shall be limited to the following:

          1.   Illness of the employee;

          2.   Death in the immediate family of the employee;

          3.   Lack of work for the employee.

     D. Notwithstanding the provisions of this Article IX, it is understood that holiday pay shall not be paid any employees of the Employer's Hampstead Distribution Center or Hampstead NTS, whichever is applicable, if such operation is shutdown for five (5) consecutive weeks as follows:

          1. The entire two (2) weeks immediately preceding the week in which such paid holiday occurs; and

          2.   The entire week during which such paid holiday occurs; and

          3. The entire two (2) weeks immediately following the week in which such paid holiday occurs.

     E. Trial Period, Intervening Holidays: If a holiday falls within the initial trial period, the employee shall receive his holiday pay on the first full pay period following the successful completion of the trial period. If the employee does not complete the initial

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trial period for any reason no holiday pay is payable. This paragraph shall not apply to employees who have completed their initial trial period with any employer in contractual relations with the Union.

                                   ARTICLE X

BEREAVEMENT PAY:

     A. An employee who has been on the payroll of the Employer for six (6) months or more shall be granted bereavement pay in the event of a death in his immediate family.

     B. The immediate family is defined as father, mother, sister, brother, spouse, children, mother-in-law, father-in-law, brother-in-law, sister-in-law, grandmother, grandfather and grandchildren.

     C. Bereavement pay shall be paid for the day before, the day of and the day following the funeral when these days fall on days the employee would otherwise have worked. In the event that the death occurs outside the United States and notice thereof does not reach the employee until after the funeral, bereavement pay shall be paid for the three (3) days following receipt of notice provided that such days are days on which the employee would otherwise have worked.

     D. For each day of bereavement leave, pay shall be calculated for Hampstead Distribution Center employees scheduled to work forty (40) hours per week at the rate of eight (8) times the employee's regular straight-time hourly incentive rate if an incentive paid employee, or eight (8) times the employee's regular straight-time hourly rate if paid on that basis. Distribution Center employees scheduled to work less than eight (8) hours daily shall for each day of bereavement leave receive their regular straight-time hourly

                                       17
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incentive rate


incentive rate or regular straight-time hourly rate of pay, whichever is applicable, times the daily hours they are regularly scheduled to work. Hampstead NTS employees shall receive eight (8) times their regular straight-time hourly rate of pay for each day of bereavement leave.

     E. No bereavement pay will be granted unless the employee notifies the Employer and requests leave. At its discretion, the Employer may require evidence of death and kinship.

                                  ARTICLE XI

EQUAL DIVISION OF WORK:

     During any slack season or whenever there is insufficient work, the available work shall be divided, insofar as is practicable, equally among all regular employees of the Employer in order that continuity of employment may be maintained unless the Employer and the Union shall mutually agree upon a lay-off and the conditions applicable thereto.

     It is understood that this clause has been mutually interpreted to provide for seniority of the employee as the basis for layoff.

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

                                  ARTICLE XII

PAYMENT OF WAGES AND CHECKOFF:

     A. The Employer agrees to pay its employees on a prescribed day in each week.

     B. The Employer shall deduct from the wages of its employees upon written authorization of the employees, union dues, initiation fees and assessments. The amounts deducted pursuant to such authorization shall be transmitted at intervals to the properly designated official of the Union, together with a list of names of the employees from whom the deductions were made on forms to be provided by the Union. Sums deducted by the Employer as union dues, initiation fees or assessments shall be kept separate and apart from general funds of the Employer and shall be deemed trust funds. The above mentioned monies are to be paid to the Baltimore Regional Joint Board, UNITE. immediately after it is collected at least once a month.

                                 ARTICLE XIII

INSURANCE:

     The Employer will continue the existing Amalgamated Cotton Garment and Allied Industries Fund (social insurance) program and adopt any adjustments in premium cost negotiated between the CMA and UNITE during their next negotiations that as of their effective date or dates would fall due during the life of this collective bargaining agreement.

                                  ARTICLE XIV

HEALTH AND WELFARE FUND:

     The Employer agrees to contribute sums of money equal to two (2) percent of its payroll to the Baltimore Regional Joint Board, UNITE, Union Health and Welfare Fund, to be used to provide health and welfare benefits to the members. The terms and provisions of Exhibit I attached hereto being specifically incorporated herein by reference.

                                  ARTICLE XV

MILITARY SERVICE:

     In the event that an employee enlists or is conscripted into the Armed Forces of the United States of America or is called into service as a member of the National Guard or Army, Navy, Air Force or Marine Corps Reserves, he shall, upon discharge from service be reinstated with all his rights and privileges enjoyed by him at the time he entered service; provided, that he shall request reinstatement within the period fixed by law and provided that the Employer shall have the right to discharge any person whom it hired by reason of the entry into military service of the person to be reinstated.

                                  ARTICLE XVI

DISCHARGES AND DISCIPLINE:

     A. No employee covered by this Agreement shall be discharged without just cause. The Union shall present all complaints of discharge without just cause to the Employer within seven (7) days after the discharge. If the complaint cannot be adjusted by mutual consent, it shall be submitted to the Arbitrator hereinafter designated in this

Agreement for determination pursuant to the procedure provided. The Arbitrator shall issue his decision and award within seven (7) days from the conclusion of the hearing of the discharge in dispute. If the Arbitrator finds that the employee was discharged without just cause, he shall order reinstatement and may require the payment of back pay in such amount as, in his judgment, the circumstances warrant. This paragraph shall not apply to an employee during his trial period.

     B. In the manner and to the extent permitted by law, it shall not be a violation of this Agreement nor grounds for discharge, discipline or permanent replacement for employees covered by this Agreement to refuse voluntarily to cross a lawful picket line.

                                 ARTICLE XVII

GRIEVANCE AND ARBITRATION PROCEDURE:

     A. Any complaint, grievance or dispute arising under, out of or relating directly or indirectly to the provisions of this Agreement between the Union or any employees and the Employer, or the interpretation or performance thereof, shall, in the first instance be taken up for adjustment by a representative of the Union and a representative of the Employer. Any and all matters in dispute, including a dispute concerning the interpretation or application of the arbitration provision, which have not been adjusted pursuant to the procedure therein provided shall be referred for arbitration and final determination to the Arbitrator herein designated, and his decision or award shall be final, conclusive and binding on all parties; and the parties hereby stipulate and consent that the Arbitrator may make findings, decisions and awards which may be enforced by appropriate judgment thereon to be entered in a Court of Law or Equity.

     Any grievance which is submitted to arbitration shall be heard by one of the members of a panel of three arbitrators, who shall be Jerome H. Ross, Bernard Cushman and Joseph M. Sharnoff. These arbitrators shall hear grievances on a rotating basis in order set forth above, provided that if the arbitrator whose turn it is to hear a grievance cannot meet the timetable set forth herein, the next available arbitrator shall hear the case and the rotation shall continue from there. If none of the arbitrators can hear the case within said timetable, then the arbitrator who can hear it first will be utilized and the rotation will continue from there.

     Hearings shall be held no later than fifteen calendar days after the arbitrator has received his assignment at a place mutually agreeable to the Union and the Company. The hearing shall be conducted by the arbitrator in whatever manner will most expeditiously permit the full presentation of all evidence and arguments for both parties, provided, however, that the parties shall have the right to file written briefs with the arbitrator within seven calendar days following the closing of the hearing record.

     The award of the arbitrator shall be rendered no later than ten calendar days from the day the hearing concluded or the briefs are submitted unless an extension of time is mutually agreed upon by the parties. A lengthy opinion shall not be requested or required from the arbitrator. Rather, the arbitrator is instructed to issue an award and a summary statement of no more than five pages which briefly sets forth the basis for the award. The parties may request the arbitrator to notify them of his award by telephone after the award has been mailed.

     The decision of the arbitrator shall be limited to the matter presented to him; he shall have no authority to amend, alter or change any provision of this Agreement. The decision of the arbitrator shall be final and conclusive on the Company, the Union and the employee(s) involved. The arbitrator's fees and expenses shall be borne equally by the Union and the Company.

     Except as expressly provided otherwise in the Agreement, with respect to any dispute subject to arbitration or any claim, demand, or act arising under the Agreement which is subject to arbitration, the procedure established in this Agreement for the adjustment thereof shall be the exclusive means for its determination. No proceeding or action in a court of law or equity or administrative tribunal shall be initiated with respect thereto other than to compel arbitration or to enforce, modify, or vacate an award. This paragraph shall constitute a complete defense to or ground for a stay of an action instituted contrary hereto.

                                 ARTICLE XVIII
CIVIL RIGHTS

     1. The Employer and the Union shall not discriminate nor perpetuate the effect of past discrimination, if any, against any employee or applicants for employment on account of race, color, religion, creed, sex, or national origin. This clause shall be interpreted broadly to be co-extensive with all federal, state or local anti-discrimination laws and where available, judicial interpretations thereof.

     2. Representatives of the Employer and the Union shall meet to review compliance with this provision and to mutually agree upon such steps as are necessary to achieve compliance. If, upon failure to so mutually agree, either party invokes the arbitration procedure of the Agreement to resolve the dispute, the Arbitrator shall fashion his award to grant any and all relief appropriate to effectuate this Article.

                                  ARTICLE XIX

STRIKES, STOPPAGES AND LOCKOUTS

     A. This Agreement provides for an orderly adjustment of differences. Strikes, stoppages, and lockouts are therefore prohibited. If a strike, stoppage or lockout shall occur then the parties agree that any remedy sought by either party arising from such act shall be resolved through the medium of the arbitration machinery and the aggrieved party shall have the right to demand an immediate hearing on twenty-four (24) hours notice before the Arbitrator.

     B. In the event either party fails to comply with the decision or award of the Arbitrator within ten (10) days after service of a copy thereof, the other party shall be free to call a strike, stoppage or lockout as the case may be, unless the failure to comply is the result of a suit filed by either party in the U.S. District Court for the District of Maryland within ten (10) days from the date of receipt of the Award seeking to set aside or modify the award.

                                  ARTICLE XX

LEAVE OF ABSENCE:

     A. Leave of absence shall be granted an employee upon request if the employee is ill or a member of his immediate family is seriously ill. Illness shall be certified by a doctor's certificate. Leave on account of illness shall include leave of absence in maternity cases. Leave of absence shall be for an initial period of not more than one (1) month. In the event of a leave of absence for personal illness including maternity, the leave of absence may be extended to an additional period of one (1) month each up to a total of one (1) year unless the employee was employed for less than six (6) months. In the event of a leave of absence because of serious illness in the employee's immediate family, the initial leave and extension shall not extend for more than three months unless mutually agreed otherwise. Such employee shall upon return to work from such leave be reinstated to his previous job. In the case where a job or operation has been abolished during employee's absence such provision shall apply to re-employment as would have applied had such employee been at work at the time the job or operation was abolished.

     B. Leaves of absence shall be granted for justifiable personal reasons. The Employer may limit the number of leaves for personal reasons granted at any given time to avoid an unreasonable effect on the Employer's ability to operate. Such leaves may be limited to an initial period of two (2) weeks with extensions granted by mutual agreement.

     C. An employee who becomes a paid officer of the Union shall be entitled to a leave of absence for the term of his office.

     B.   FAMILY AND MEDICAL LEAVE PURSUANT TO THE FMLA ACT:

          1. An employee who has been employed by the Employer for at least twelve (12) months (and who has worked at least 1,250 hours during the twelve
(12) months immediately preceding the employee's request for leave under this paragraph) shall be entitled to at least twelve (12) weeks of unpaid Family Leave, within any twelve (12) month period, without loss of seniority rights for the following reasons:

          a. For the birth or placement of a child for adoption or foster care; or

          b. To care for a spouse, child or parent with a serious health condition as such terms are defined by the Family and Medical Leave Act of 1993 ("FMLA"); or

          c. To take medical leave when the employee is unable to work because of the employee's own serious health condition as defined in the FMLA.

          2. An employee requesting Family Leave shall present satisfactory proof of the reason for such leave.

          3.   Family Leave may be taken on an intermittent basis under 1b) and
c) above when there is a medical necessity for such intermittent leave as provided in the FMLA.

          4. Leave pursuant to FMLA shall be coordinated with any other leave of absence provided for in this Agreement. They shall not be cumulated, and one shall be offset against the other.

     C. Child Care Facilities: The Employer and the Union shall establish a local committee to study the availability of child care facilities.

                                  ARTICLE XXI

MORE FAVORABLE PRACTICES:

     Any custom or practice existing at the time of the execution of this Agreement more favorable to the employees than the provisions hereof shall be continued as heretofore. It is understood that this clause is to be mutually interpreted to provide that prior contrary past practices do not prevail over subsequently negotiated contract provisions.


                                 ARTICLE XXII

JURY DUTY:

     Hampstead Distribution Center employees scheduled to work forty (40) hours per week and Hampstead NTS employees called for involuntary trial jury duty will be paid each day for the period of such jury duty the difference, if any, between the pay received for such jury duty and their regular straight-time hourly rate or straight-time hourly incentive rate, whichever is applicable, for up to eight (8) hours. Hampstead Distribution Center employees called to such jury duty who are scheduled to work less than eight (8) hours daily shall receive for each day of jury duty the difference, if any, between the pay received for such jury service and their straight-time hourly rate or straight-time hourly incentive rate for the daily hours they are regularly scheduled to work. The employee shall present a receipt for the amount of jury duty pay received. An employee who receives a notice to serve as a juror must notify the Employer not later than the next work day. If the Employer deems it necessary to have the employee excused from jury duty, the Union and the employee agree to cooperate in seeking to have the employee excused.

                                 ARTICLE XXIII

TECHNOLOGICAL CHANGE:

     The parties hereto anticipate the possibility of technological change in the equipment of the Employer's Hampstead Distribution Center and Hampstead NTS designed to improve productivity and efficiency.

     The Employer and the Union recognize that such change should not reduce the wages of the workers affected thereby or result in workers losing employment provided they are capable of being trained within a reasonable period of time to operate the new or modified equipment involved.

     In the interests of improving productivity and efficiency and at the same time protecting the earning opportunity and job security of the employee affected by technological change the parties hereto are agreed that:

          1.   The Employer shall give prior notice to the Union of such change.

          2. Rates for newly introduced or changed equipment shall be established by mutual agreement.

          3. Reasonable training periods for the new or modified equipment shall be established by mutual agreement.

          4. During any required training period, employees employed on the new or modified equipment shall be paid on the basis of wages earned plus the difference, if any, between the expected earnings under the newly established rates and their prior earnings.

          5. Where the new or changed equipment eliminates the need for an employee or employees or an employee employed on the new or modified equipment is unable after the agreed upon training period to perform the new or changed job satisfactorily, the employee or employees so affected shall not be terminated.

     Instead, if a job or job is available on a substantially equivalent operation with the opportunity for substantially equivalent earnings, the employee or employees may be transferred to such job or jobs. When so transferred, employees will receive a period of re-training equal to the normal training period for similarly experienced workers during which they will receive their former average hourly earnings.

     If there are no jobs available on a substantially equivalent operation with the opportunity for substantially equivalent earnings to which the affected employee or employees may transfer, they shall have the option to (a) accept any other available job and receive the normal training period on such job during which they will receive their former average hourly earnings or (b) they can leave the employee of the Employer voluntarily and receive severance pay in an amount mutually agreed to by the Employer and the Union.

     A displaced employee who at first elects to take an available job which does not provide substantially equivalent earning opportunity, at the completion of the normal training period may at that time elect to accept severance pay and voluntarily leave the employ of the Employer. In that event the employee's severance pay shall be reduced by any makeup pay paid the employee during his normal training period.

     In the event an employee elects to accept severance pay, he shall retain for one year his seniority and recall rights to his former job if such an opening becomes available.

                                 ARTICLE XXIV

SEPARABILITY:

     Should any part or provision of this Agreement be rendered or declared illegal by reasons of any existing or subsequently enacted legislation or by any decree of a court of competent jurisdiction or by the decision of any authorized government agency such invalidation of such part or provision shall not invalidate the remainder thereof. In such event, the parties agree to negotiate substitute provisions.

                                  ARTICLE XXV

VOLUNTARY CHECKOFF FOR POLITICAL CONTRIBUTIONS:

     In the event that voluntary authorization to deduct voluntary political contributions weekly from an individual member's pay is signed, the Employer agrees to deduct the said amount and remit the said sum to the Baltimore Regional Joint Board Political Education Committee. The Union shall reimburse the Employer for any expense incurred due to this provision.

                                 ARTICLE XXVI

SAFETY AND HEALTH STUDY COMMITTEE:

     A Safety and Health Study Committee composed of an equal number of Management members and Union members from the bargaining unit shall be established. It will meet regularly at dates, times, and place to be determined by management after consultation with the Union. The employees shall be paid their established hourly straight-time rate of pay by the Employer while attending such meetings.

                                 ARTICLE XXVII

FEDERAL FUNDS:

     The Union shall cooperate with the Employer to facilitate the availability of federal funds for training programs.


                                ARTICLE XXVIII

SUB PROGRAM:

     Should the employees agree to purchase additional insurance coverage provided by the Amalgamated Life Insurance Company, the Employer shall check off the employees' cost of the program, upon presentation of proper authorization, and pay the same over to the Amalgamated Life Insurance Company as required by the contract between the employees and the Amalgamated Life Insurance Company.


                                 ARTICLE XXIX

ORGANIZATIONAL HIRING:

     The Employer agrees that it will hire employees who have been discharged from other employers during an organizing campaign conducted by the Union. The Employer is not required by this Section to hire an employee who is not qualified to perform the job that is being applied for. The Employer is not required to employ such applicants if it does not have jobs available. Any employee hired under this Section is subject to the Employer's regular probationary period for new employees.

     The Employer is not required to unlawfully give preference to employees applying under this section.

     The Union will hold the Employer harmless for any liability, included but not limited to attorney's fees imposed by enforcement of this clause.

                                  ARTICLE XXX

PERSONAL DAYS OFF WITHOUT PAY

     In the administration of the Employer's Absence and Lateness Policy, the parties are agreed that:

     1) Commencing March 1, 2000, employees who have a perfect attendance record for six (6) consecutive months under the criteria set forth in the Attendance and Lateness Policy will be entitled to one (1) personal day off without pay to be taken within the next consecutive six (6) months.

          Example:  Those employees who have perfect attendance records measured
          -------
          by the six (6) consecutive months ending August 31, 2000 will thereafter be entitled to one (1) personal day off without pay to be taken within the next consecutive six (6) months, without that time off being counted as an occurrence.

     2) Personal days off shall be scheduled by mutual agreement between the employee so entitled and his/her immediate supervisor. The Employer's agreement shall not be unreasonably withheld.

     3) The Employer shall have the right to limit the number of employees who chose to take the same day as a personal day off when granting such requests would interfere with production needs. In the event that only a certain number of employees may be permitted to take the same personal day off, the choice shall be decided by seniority.

     4) Personal days off may not be cumulated and no more than two (2) personal days off may be taken in any one contract year.


                                 ARTICLE XXXI

SUCCESSORS AND ASSIGNS

     This Agreement shall be binding upon the parties hereto and thereafter upon any successor, purchaser, transferee, lessee or assignee of the Employer's Hampstead Distribution Center and/or Hampstead National Tailoring Service. The Employer shall give notice in writing of the existence of this Agreement to any successor, purchaser, transferee, lessee or assignee with a copy to the Union no later than the effective date of such purchase, sale, transfer, lessee or assignment.


                                 ARTICLE XXXII

TERM OF AGREEMENT:

     This Agreement shall be effective upon the date hereof and shall remain in full force and effect until midnight February 28, 2003. It shall be automatically renewed from year to year thereafter unless on or before December 31, 2003, or December 31, of any year thereafter, notice in writing by certified mail is given by either the Employer or the Union to the other of its desire to propose changes in this Agreement or of intention to terminate the same, in either of which events this Agreement shall terminate upon the ensuing February 28 (or 29 in a Leap Year).

     IN WITNESS WHEREOF, the parties hereto have caused their signatures to be affixed effective the day and year hereinabove first written.

                                   JOSEPH A BANK MFG. CO.

                                    _____________________________


                                    BALTIMORE REGIONAL JOINT BOARD,
                                    UNITE


                                    _____________________________
                                    Co-Manager


                                    _____________________________
                                    Co-Manager

                 AGREEMENT dated March 1, 2000 by and between

             Joseph A. Bank Mfg. Co., Inc. (Hampstead Distribution

                               Center & Hampstead National Tailoring Service)

                                      and

                     Baltimore Regional Joint Board, UNITE

                               TABLE OF CONTENTS

                                                                 Page
ARTICLE I -- Coverage..........................................     1

ARTICLE II -- Union Recognition................................     1

ARTICLE III -- Union Security..................................     2

ARTICLE IV -- Wages............................................     3

ARTICLE V -- Reporting Pay.....................................     4

ARTICLE VI -- Hours of Work....................................     4

ARTICLE VII - Equipment Breakdown Time and Working Time........     6

ARTICLE VIII -- Vacations......................................     6

ARTICLE IX -- Holidays.........................................    15

ARTICLE X -- Bereavement Pay...................................    17

ARTICLE XI -- Equal Division of Work...........................    18

ARTICLE XII -- Payment of Wages and Checkoff...................    19

ARTICLE XIII -- Insurance......................................    19

ARTICLE XIV -- Health and Welfare Fund.........................    20

ARTICLE XV -- Military Service.................................    20

ARTICLE XVI -- Discharges and Discipline.......................    20

ARTICLE XVII -- Grievance and Arbitration Procedure............    21

ARTICLE XVIII -- Civil Rights..................................    23

ARTICLE XIX -- Strikes, Stoppages and Lockouts.................    24

ARTICLE XX -- Leave of Absence.................................    25

ARTICLE XXI -- More Favorable Practices........................    27

ARTICLE XXII -- Jury Duty......................................    27

ARTICLE XXIII - Technological Change...........................    28

ARTICLE XXIV -- Separability...................................    30

ARTICLE XXV -- Voluntary Checkoff for Political Contributions..    30

ARTICLE XXVI -- Safety and Health Study Committee..............    31

ARTICLE XXVII - Federal Funds..................................    31

ARTICLE XXVIII - Sub Program...................................    31

ARTICLE XXIX - Organizational Hiring...........................    32

ARTICLE XXX - Personal Days Off Without Pay....................    32

ARTICLE XXXI - Successors and Assigns..........................    33

ARTICLE XXXII - Term of Agreement..............................    34

                                   EXHIBIT I

     SUPPLEMENTAL AGREEMENT dated as of March 1, 2000 by and between JOSEPH A. BANK MFG., CO. (hereinafter called the "Employer") and the BALTIMORE REGIONAL JOINT BOARD, UNITE (hereinafter called the "Union").

     WITNESSETH:

     The Employer and the Union have executed a Collective Bargaining Agreement wherein the Employer agreed to contribute 2% of its gross payroll to a fund to be used to provide medical benefits to employees, subject to such conditions as the Trustees may determine with reference to length of service in the clothing industry and length of payment by the Employer of contributions to the Fund.
The Trustees shall have the right at any time and from time to time modify, change, amend or terminate to any extent any or all of the terms or provisions of such plan and to make rules and regulations to carry out the provisions hereof.

     This SUPPLEMENTAL AGREEMENT, EXHIBIT I, is hereby made a part of the Collective Bargaining Agreement and shall run concurrent to the date of its expiration.

                              JOSEPH A. BANK MFG. CO.

                                   /s/: Robert B. Hensley
                              ------------------------------

                              BALTIMORE REGIONAL JOINT BOARD
                              UNITE

                                   /s/: Joan Davis
                              ------------------------------
                              Joan Davis, Co-Manager

                                   /s/: Carmine D'Alessandro
                              -------------------------------
                              Carmine D'Alessandro, Co-Manager